Exhibit 99.1

Enviva Partners, LP Business Overview Last Updated: March 1, 2021 (NYSE: EVA)

Forward-looking statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that Enviva Partners, LP (NYSE: EVA) (“Enviva,” the “Partnership,” “we,” or “us”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “may,” “estimates,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions made by Enviva based on management’s expectations and perception of historical trends, current conditions, anticipated future developments, and other factors believed to be appropriate. Although Enviva believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond its control, Enviva cannot give assurance that it will achieve or accomplish these expectations, beliefs, or intentions. A number of the assumptions on which these forward-looking statements are based are subject to risks and uncertainties, many of which are beyond the control of Enviva, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include the factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q most recently filed with the SEC, including those risks relating to financial performance and results, economic conditions and resulting capital restraints, availability of sufficient capital to execute Enviva’s business plan, the ability of Enviva to complete acquisitions and realize the anticipated benefits of such acquisitions, impact of compliance with legislation and regulations, the continued impact of COVID-19, and other important factors that could cause actual results to differ materially from those projected. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such filings. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made, and Enviva undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to Enviva are qualified in their entirety by this cautionary statement. Industry and market data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. 2

~5.4 Million MTPY1 World’s largest utility-grade wood pellet producer Committed to “net-zero” by 20302 Fully Contracted $14.6 Billion / 12.8 years at the Partnership3 $19.9 Billion / 14.0 years enterprise-wide4 5 22 consecutive distribution increases6 13% CAGR7 and 28% annualized total return7 since IPO Conservative Financial Policy 50/50 equity/debt structure, 3.5 – 4.0x Leverage Ratio, and 1.20x forward-looking annual distribution coverage8 Robust Long-Term Demand Driven by global commitment to phase out coal, limit the impact of climate change, and achieve “net-zero” GHG emissions 3+ Million MTPY Visible drop-down pipeline supported by well capitalized Sponsor 3

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420 299% 380 340 300 260 220 180 140 100 60 20 EVAAlerian MLP IndexMSCI USA IMI ESGS&P 500 112% 87% (41%) Since IPO in 2015, EVA has outperformed the S&P 500 by 187% and the Alerian MLP Index by 340% As of February 24, 2021. Based on Bloomberg’s total return data, which assumes reinvestment of distributions/dividends. Normalized for comparison purposes; MSCI USA IMI ESG Index is a capitalization-weighted index comprised of US-based companies that outperform sector peers on ESG evaluation metrics4

Coal Consumption Declined by More than Half3 Wood Pellet Consumption More Than Doubled4 Strong Forest Inventory Growth in Enviva’s Sourcing Regions5 120 100 2,500 2,400 102,350 802,300 Million MT Million MT Million MT 2,250 6062,200 404 202 2,150 2,100 2,050 2,000 0 2012 2013 2014 2015 2016 2017 2018 2019 0 2012 2013 2014 2015 2016 2017 2018 2019 1,950 2012 2013 2014 2015 2016 2017 2018 2019 BelgiumDenmarkNetherlandsUK Through 2020, Wood Pellets Supplied by the Partnership and our Sponsor have Effectively Displaced 20 Million MT6 of Coal With Existing Contracts Running Through 2044, the Partnership and our Sponsor are on Track to Displace Another 88 Million MT of Coal Increasing the share of biomass on the global grid system is critical to the global energy transition. International Renewable Energy Agency’s Global Energy Transformation: A Roadmap to 2050 (2019 Edition) report calls for the share of modern biomass for energy generation to increase from 5% in 2016 to 16% in 2050, and the share of coal for energy generation to decrease from 14% to 3% over the same period; 2) Landowners in the US South respond to strong markets for forest products by making investments in their forests and there is a clear positive relationship between rates of forest harvest and forest acreage, growth, and inventory. Based on FIA data for the US South covering the 70-year period since 1953, Forest2Market concluded that “Increased demand for wood … encouraged landowners to invest in productivity improvements that dramatically increased the amount of wood fiber, and therefore the amount of carbon, contained in the South’s forests.” Source: Forest2Market report, “Historical Perspective on the Relationship between Demand and Forest Productivity in the US South”, July 2017; 3) Eurostat. Inland coal consumption in key European countries that Enviva serves; 4) Industrial wood pellet demand for Belgium, Denmark, Netherlands and United Kingdom. Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 4th Quarter 2020; 5) USDA Forest Service, Forest Inventory and Analysis Program. Enviva’s primary sourcing regions consist of the Chesapeake (NC, VA); Wilmington (NC,5 SC, GA); and Gulf (AL, FL, GA, MS) regions; 6) Metric Tons

Wood Pellets Provide the Low-Cost, Drop-In Replacement for CoalTotal System Cost of Electricity in Germany (€ / MWh)4 Wood Pellet vs. Coal Attributes Wood Pellets¹ Southern PRB Coal² Heat Content (BTU / lb) 8,000 8,600 Moisture 4 – 10% 26 – 30% Ash 0 – 2% 4.6 – 5.7% Sulfur 0 – 0.15% < 1.0% Onshore Wind Biomass Conversion CCGT Biomass Conversion with CHP Lifecycle GHG Emissions Reduction vs. Fossil Fuels6 0 €50 €100 €150 € 1.0 GHG Emissions Reduction in Electricity Generation GHG Emissions Reduction in CHP7 Applications Levelized Cost of Electricity in Japan in 2020 (US$ / MWh)5 Solar kgCO2e/kWh 0.6 0.4 0.2 0.0 87%94% 71% 82% CCGT Biomass Co-Firing Wind Dedicated Biomass $0$50$100$150$200$250 6

MARKET DRIVEN BY GLOBAL COMMITMENT TO FIGHT CLIMATE CHANGE

Policymaker Commitment Across the Globe

JAPAN

- METI[1] targets ~6-7.5 GWs[2] of biomass generation by 2030, equivalent to ~15-20 million MTPY of demand[3]; 20-year FiT[4] support with requirement to use biomass for another 20 years
- Strategic Energy Plan also assumes contribution of 20-22% from nuclear power by 2030, which faces strong opposition after the Fukushima nuclear disaster
- Prime Minister Yoshihide Suga pledged that the country would be "net-zero" by 2050; METI targets 50–60% of the nation's power supply to be renewable by 2050

EU

- RED II[5] calls for renewables to account for at least 32% of EU's gross consumption by 2030
- European Climate Law sets legally binding target of "net-zero" by 2050
- All 27 member states agreed to raising EU's 2030 GHG emission reduction target from 40% to 55%, as compared to 1990 levels

GERMANY

- Largest user of coal in the EU with more than 170 million metric tons consumed in 2019[6]
- Recently passed the Coal Exit Law[7] mandating complete phase-out of coal-fired power generation by 2038, shutting down or converting 43.9 GWs of coal capacity to alternative fuels
- Additionally, targets phase-out of 9.5 GWs of nuclear generation by 2022

UK

- Long-time leader in renewable energy targeting 15% of energy demand to come from bioenergy by 2050 and recently raised its commitment to cut GHG emissions to at least 68% by 2030, as compared to 1990 levels
- Strong commitment to bioenergy as a source of heat and power and support of Bioenergy with Carbon Capture and Storage (BECCS) as a key negative carbon emissions solution

NETHER-LANDS

- Legally binding goal to phase out of coal from power generation by 2030
- Long tradition of supporting renewable energy, including biomass, via the SDE, SDE+, and SDE++ programs

Sustainable Carbon Benefits Well-Recognized



Wood products store carbon for their lifecycle
Innovation unlocks potential new uses of wood
ATMOSPHERE
CARBON
C
Biomass substitutes for fossil fuels
Wood substitutes for non-renewable and energy intensive materials

UN Intergovernmental Panel on Climate Change (IPCC): holds long-standing view that biomass must play a key role under every single pathway to achieve the goal of limiting climate change to 1.5-degrees °C. *"In the long term, a sustainable forest management strategy aimed at maintaining or increasing forest carbon stocks, while producing an annual sustained yield of timber, fiber, or energy from the forest, will generate the largest sustained mitigation benefit."*

International Renewable Energy Agency (IRENA): reiterated IPCC's view on the critical role of biomass, but also called for a tripling of the amount of modern biomass used for energy production from 5 percent today to 16 percent by 2050, as it laid out its own proposed global pathway to a carbon-neutral and renewable future by 2050

Germany's Coal Exit Law: explicitly recognized the use of sustainable biomass as part of the transition to completely phase out coal from power generation

Netherlands Environmental Assessment Agency (PBL): concluded that the country will not be able to achieve its climate targets without substantially increasing biomass utilization and that a significant role for biomass is a "prerequisite" for a climate-neutral circular economy[8]

1) Ministry of Economy, Trade and Industry; 2) Gigawatts; 3) Estimated demand for biomass of 15 to 20 million MTPY is based on Enviva's estimates assuming power plant efficiencies similar to existing European customers. Actual biomass consumption at Japanese power plants may vary; 4) Feed-in-Tariff; 5) Renewable Energy Directive II; 6) Source: Enerdata: coal and lignite domestic consumption. Germany consumed 171 million tons of coal and lignite in 2019; 7) On July 3, 2020, Germany's Bundestag passed the Coal Exit Law 19/20730; 8) PBL: "Availability and Applications of Sustainable Biomass", May 8, 2020; Source of image: EUSTAFOR: "European State Forecasts Boost the Bioeconomy"

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STRATEGICALLY LOCATED PRODUCTION AND TERMINAL ASSETS



Port of Mobile, AL
Amory, MS
Port of Chesapeake, VA
Southampton, VA
Northampton, NC
Ahoskie, NC
Hamlet, NC
Sampson, NC
Port of Wilmington, NC
Greenwood, SC
Amory, MS
Port of Savannah, GA
Waycross, GA
Port of Mobile, AL
Cottondale, FL

Amory: 115,000 MTPY
Port of Mobile: Flex barge storage with 45,000+ metric tons of capacity

Plants
Terminals



THE CHESAPEAKE CLUSTER
Southampton, VA
Port of Chesapeake, VA
Northampton, NC
Ahoskie, NC

Southampton: 760,000 MTPY[1]
Northampton: 750,000 MTPY[1]
Ahoskie: 410,000 MTPY
Port of Chesapeake: 2.5 million MTPY through-put capacity



THE WILMINGTON CLUSTER
Greenwood, SC
Hamlet, NC
Sampson, NC
Port of Wilmington, NC

Greenwood: 500,000 MTPY[2]
Hamlet: 600,000 MTPY
Sampson: 600,000 MTPY
Port of Wilmington: 3 million MTPY through-put capacity



THE SAVANNAH CLUSTER
Waycross, GA
Port of Savannah, GA

Waycross: 800,000 MTPY
Port of Savannah: ~1.5 million MTPY of throughput capacity



Cottondale, FL
Port of Panama City, FL

Cottondale: 780,000 MTPY
Port of Panama City: Warehouse storage with 32,000 metric tons of capacity

1) Include increased production capacity pursuant to the ongoing expansion projects (the "Mid-Atlantic Expansions") at the wood pellet production plants in Northampton, North Carolina (the "Northampton plant") and Southampton, Virginia (the "Southampton plant"). After a ramp period, the Northampton and Southampton plants are expected to reach production capacity of 750,000 MTPY and 760,000 MTPY, respectively, by the end of 2021;
2) The project to expand the Greenwood plant's production capacity to 600,000 MTPY is expected to be completed by year-end 2021

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Enviva is the world’s largest supplier of utility-grade wood pellets in a highly fragmented industry with numerous small, single-plant operators A “build and copy” approach allows for highly efficient, large-scale production facilities and creates operating leverage Multi-plant profile and global scale translate into superior reliability and opportunities for optimization Access to robust fiber baskets allows for reliable raw material supply and a flat marginal cost curve for incremental production Production Capacity1 (Thousand MTPY) INDEPENDENT GLOBAL ENTERPRISE Enviva 05001,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 5,500 6,000 6,500 7,000 # of Plants1 11 Location U.S. SUPPLIERS VERTICALLY-INTEGRATED SUPPLIER Graanul Invest Drax / Pinnacle2 12Baltics / U.S. 12Canada / U.S. An Viet Phat FRAM Renewable Fuels 1Vietnam 3U.S. SMALL & REGIONAL SUPPLIERS Highland Pellets Pacific Bioenergy As the world’s largest supplier of utility-grade wood pellets, Enviva is frequently the sole-source supplier for our customers 1U.S. 3Canada Rainbow Pellets 1Malaysia Current CapacityUnder Development / Construction or Financed for Completion by 2022 Enviva’s total production capacity and number of plants are based on nameplate capacities of our existing operating plants, the Greenwood plant after completion of the expansion project, a wood pellet production plant in Lucedale, Mississippi (the “Lucedale plant”), which is currently under construction by our sponsor, and a wood pellet production plant in Epes, Alabama (the “Epes plant”), which is currently under development by our sponsor. We expect to have the opportunity to acquire assets or completed development projects from our sponsor in the future. Production capacity and number of plants for other pellet producers are based on Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 4th Quarter 2020; 9 On February 8, 2021 Pinnacle Renewable Energy Inc. (“Pinnacle”) announced that it has entered into an agreement with Drax Group plc (“Drax”) and its wholly-owned subsidiary, Drax Canadian Holdings Inc., pursuant to which Drax will acquire all of the issued and outstanding common shares in Pinnacle

Scope 1 6%Transparency and Reporting Track and report annually on all emissions Scope 2 53%Our 2019 Emissions 41% Commit to disclose climate-relevant data and risks through CDP (formerly the Carbon Disclosure Project) by the end of 2022 Scope 3 For Scope 1 Emissions Immediately work to minimize the emissions from fossil fuels used directly in our operations Offset 100% of our residual emissions through investments in projects that result in real, additional, and third-party verified net-carbon reductions Focus on forest offsets in partnership with Finite Carbon and others For Scope 2 Emissions Source 100% of energy for our operations from renewable sources by 2030, with interim target of at least 50% by 2025 Maximize use of on-site renewable energy generation at our facilities, as well as develop new off-site renewable energy resources physically located in our operating regions where possible For Scope 3 Emissions Proactively engage with partners and other key stakeholders to adopt clean-energy solutions, including trucking, rail, and shipping logistics Take steps to accelerate and advocate for the development of new solutions and to work with stakeholders to bring those solutions to market The Partnership and Our Sponsor Commit to the Goal and Plan to Become “Net-Zero” in Our Operations by 2030 10

Long-term, Stable Delivered Cost of Fiber2 $50US$ / green ton $40 $30 $20 $10 2000 – 2020 North Carolina Pulpwood $0 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 Million MT of Wood Inventory Million MT of WoodMillion MT of Wood InventoryInventory Wood chip US$ / dry ton $61 $148 $130 Germany Latvia $138 Japan Southern US $148 Brazil Fragmented, Natural Resource Supply Base Net Fiber Growth After All Uses4 CHESAPEAKE SOURCING Northampton 100,000+ private landowners ~13.7 million tons net annual fiber excess3 740 720 GULF SOURCING REGION 20% 1,030 980 930 880 830 REGION 20% 75 mi. ~1.3 million tons annual facility demand Only a few buyers of low-grade fiber, 700 680 660 10% 740 2012 2013 2014 2015 2016 2017 2018 2019 WILMINGTON SOURCING REGION Hardwood RoundwoodPine RoundwoodOpen / Farmland which only cost-effectively travels ~75 miles 2012 2013 2014 2015 2016 2017 2018 2019 700 660 620 580 15% 2012 2013 2014 2015 2016 2017 2018 2019 For Every Ton of Wood Harvested from the Working Forests of the U.S. Southeast, Approximately 1.7 Tons Grow Back Each Year5 Only ~2.5% of the Forest Area is Harvested Each Year in the U.S. Southeast, of Which Less Than 3% is Used to Produce Wood Pellets6 1) Source: All data except data for Brazil are from RISI World Timber Price Quarterly – September 2020 for the second quarter of 2020. The wood chip price for Latvia is based on CIF Sweden. Data for Brazil is from Forest2Market - the cost of delivered wood chips in Brazil is approximately US$41-$43 per green metric ton. The primary in-country market for these chips is the food production and crop industries, which use chips for heat and drying purposes. However, the average minimum FOB price in Brazil is around US$148 per dry metric ton due to the logistical and administrative costs related to exporting these chips; 2) Timber Mart South – North Carolina Q4 2020; 3) FIA Data (EVALIDator; 2019): In the last year where state forest inventory data is available, total wood fiber within the fiber sourcing area for the Partnership’s Northampton plant grew by approximately 30.4 million tons and total harvest removals were approximately 16.7 million tons, resulting in 13.7 million tons of excess fiber; 4) FIA Data; 11 Source: FIA UDSA Forest Service Forest Inventory and Analysis Database; 6) Source: Forest2Market: “Historical Perspective on the Relationship between Demand and Forest Productivity in the US South”, 2017

Sponsor’s Track & Trace® Program, a first-of-its-kind system, is an important element of our responsible wood supply program and provides unprecedented transparency into our procurement activities Between 2010, when Enviva opened its first U.S. plant, and Our Wood Came from These Sources:2 34% 2019, forest inventory in our supply base increased by more than 400 million metric tons Forest data analytics demonstrate increased harvests and healthy markets increase growth in forest acreage, timber inventory, and carbon stored in the landscape 28% Mixed pine & hardwood forests <1% Arboricultural residues 2% Bottomland hardwood forests 3% Other hardwood forests 17% PEFC / 29-31-238SFI-01203 Pine forests with hardwood understory3 15% Pine forests Certifications with Annual Audits by Independent Certification Bodies: “An industry that can reduce greenhouse gas emissions, increase forest growth, and create jobs sounds too good to be true. But that is the reality of the emerging wood pellet market in the Southern U.S.”¹ - Former USDA Chief Economist Robert Johansson USDA - http://blogs.usda.gov/2015/06/08/study-finds-increasing-wood-pellet-demand-boosts-forest-growth-reduces-greenhouse-gas-emissions-creates-jobs/ 2015; The information in this panel is based on wood supplied to the Partnership and our sponsor’s production plants from July through December 2019; This wood consists of undersized or “understory” wood that was removed as part of a larger harvest; tops and limbs; brush and “thinnings” that were removed to make additional room for planted pines to grow; 12 We can identify the individual production facilities that provided these materials

LONG-TERM, TAKE-OR-PAY OFF-TAKE CONTRACTS DELIVER STABLE CASH FLOWS $20 0 Typical Contract Provisions1 Counterparty Major utilities and investment grade-rated trading houses Term Up to 20 years Take-or-Pay Yes Termination Make-Whole Yes Margin Protection1 Price escalators Yes Fiber / diesel passthroughs Yes, in some contracts Shipping costs Fixed with matching long-term shipping contracts Bunker fuel passthrough Yes Changes in Law / Government Regulations Provisions designed to protect against changes in law / government regulations $16 0 Fixed, back-to-back shipping component with bunker fuel passthrough $12 0 Shipping Bunker Fuel $40 Can include stumpage, diesel or other adjustments Base Price Other Tradition al Pulpwo od Price escalators protect against erosion of underlying cost position and provide opportunity for margin expansion Production Capacity Matched with Robust Long-Term Contracts with High-Credit Counterparties Note: off-take contract terms are examples of various provisions within our portfolio of contracts. No single contract in our portfolio contains every provision listed above; Not representative of all contracts with regard to stumpage and diesel passthroughs 13

INCREASINGLY DIVERSE CUSTOMER BASE FURTHER ENHANCES STABILITY

2020 Off-Take Contract Mix[1]



Other
Orsted
Drax
Lynemouth
Engie

~4.3 million MTPY

2025 Off-Take Contract Mix[3]



Other Creditworthy Japanese Customers
Toyota Tsusho
Suzukawa
Sumitomo Forestry
Sumitomo
Ichihara
Marubeni
Mitsubishi
Engie
Orsted
MGT
Lynemouth
Drax

~7.1 million MTPY[3]

~50% from Japanese customers with largest customer representing ~15% of the contract mix by 2025[3]

$14.6 Billion / 12.8 years at the Partnership[2]

$19.9 Billion / 14.0 years enterprise-wide[3]

1) Represents the Partnership's sales in 2020;
2) As of February 1, 2021, excluding volumes under the contracts between long-term off-take customers and our sponsor;
3) As of February 1, 2021, including all volumes under the contracts between long-term off-take customers and the Partnership and our sponsor. Although the Partnership expects to have the opportunity to acquire these contracts from our sponsor, there can be no guarantee that we will acquire these, or any, contracts from our sponsor

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THREE PILLARS OF GROWTH

Organic Growth within the Partnership

- Pricing increases and escalators under existing contracted position
- Construction of 400,000 MTPY aggregate production capacity expansion completed at Northampton and Southampton plants
  - ~$130 million investment and ~$28-$32 million in expected incremental adjusted EBITDA annually[1,3]
- On track to expand Greenwood to 600,000 MTPY by the end of 2021
- Expansion projects underway at the Sampson, Hamlet, and Cottondale plants (the "Multi-Plant Expansions")
  - ~$50 million expected investment and ~$20 million in expected incremental run rate adjusted EBITDA annually[2,3]
- Anticipated annual organic growth driven by contract price escalations, cost reductions and productivity improvements

Accretive Drop-Downs from Our Sponsor

- Five drop-downs since IPO, including 2.3 million MTPY of production capacity and 3.0 million MTPY of terminaling capacity
- Construction of the fully contracted Lucedale plant and the Pascagoula terminal[4]
- Development and construction of the fully contracted Epes plant[4]
- Evaluation of additional sites for pellet production plants across the Southeastern United States to serve the balance of the $5.3 billion in current long-term contracted demand at our sponsor, which is complemented by material contract volumes under negotiation with utilities and power generators in current and evolving markets around the globe[4]

Third-Party Acquisition Opportunities

- Proven, successful and selective acquirer
- Acquisitions must compare favorably to sponsor development pipeline and drop-down economics
- Target opportunities must be core to the business and bring new customer set, strategic capability and / or geographic diversification
- The Partnership acquired the Cottondale plant in January 2015 and the Waycross plant in July 2020
- Our sponsor acquired the Greenwood plant in 2018. The Partnership acquired the Greenwood plant from our sponsor in 2020

1) The estimated incremental adjusted EBITDA that can be expected from the expansions is based on an internal financial analysis of the anticipated benefit from the incremental production capacity at the Northampton and Southampton production plants;
2) The estimated incremental adjusted EBITDA that can be expected from the expansions is based on an internal financial analysis of the anticipated benefit from the incremental production capacity and cost savings at our wood pellet production plants in Sampson, NC (the "Sampson plant"), Hamlet, NC (the "Hamlet plant"), and Cottondale, FL (the "Cottondale plant"), subject to receiving the necessary permits. The Partnership expects to complete the expansion projects by the end of 2022;
3) For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the Mid-Atlantic Expansions and the Multi-Plant Expansions to the most directly comparable GAAP financial measures, see Appendix;
4) Although we expect to have the opportunity to acquire assets or completed development projects and associated contracts from our sponsor in the future, we cannot assure you that our sponsor will be successful in completing their development projects or that we will successfully negotiate an agreement with our sponsor to acquire such assets, projects, or associated contracts

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3+ MILLION MTPY FULLY FINANCED “BUILD AND COPY” SPONSOR DEVELOPMENT PIPELINE



Epes, AL
Port of Savannah, GA
Lucedale, MS
Port of Pascagoula, MS

Plants in the Partnership ○ | Terminals owned or leased by the Partnership ▲
Plants under construction / development ○ | Terminals under construction ▲
Plant sites under control / assessment[1] ○



LUCEDALE PLANT, MS

- “Build and copy” production plant under construction for completion mid-year 2021
- Robust fiber basket
- ~50 miles to Pascagoula terminal



EPES PLANT, AL

- “Build and copy” production plant
- Purchased the project site and commenced certain pre-construction activities
- Finished products to be delivered to the Pascagoula terminal by barge



PASCAGOULA TERMINAL, MS

- “Build and copy” deep-water marine terminal under construction for completion mid-year 2021
- Multi-modal access by rail, truck, and barge, 3 million MTPY throughput capacity
- Deep berth capable of supporting Panamax vessels

$325 Million Green Term Loan and $300 Million Undrawn Equity Commitment[2] Lowered Cost of Development Capital

1) Assets under control / assessment are shown at approximate locations;
2) In July 2020, our sponsor completed a series of transactions that recapitalized the company (the “Recapitalization”). As the result of the Recapitalization, our sponsor will be able to call incremental equity commitments totaling approximately $300 million to finance its substantial pipeline of future growth projects. Additional details are available as part of our sponsor’s press release as of July 22, 2020

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$46 0 $44 0 $42 0 $40 0 $38 0 $36 0 Existing Assets and Contract Portfolio Expected to Generate Additional $45 - $50 Million of Incremental Adjusted EBITDA above 2021 4,5 ~$25 - $35+ Epes Plant6 ~$25 - $35 Pascagoula Cluster Plant 36 ~$25 - $35 Pascagoula Cluster Plant 46 $34 0 $32 0 Guidance ~$10 - $15+ ~$25 - $35+ Lucedale Plant6 (fully contracted) Sponsor Contract Pipeline Underwrites Additional Production Plants $30 0 $28 0 ~$20 Multi-Plant Pascagoula Terminal6 (fully contracted) $26 0 $24 0 $22 0 $20 0 $18 0 $16 0 $190.32 ~$230 - $2503 ~$28 - $32 Mid-Atlantic Expansions4 (fully contracted) ~$56 - $60 Run-Rate Adjusted EBITDA Contribution from Greenwood and Waycross5 (fully contracted) Expansions4 (fully contracted) Completion of Construction Expected By Mid-2021 $14 0 $12 0 1st b ar2n d bar3rd b ar4th b ar5th b ar6th b ar7th b ar8th b ar9th b ar10th b ar 2020 Adj. EBITDA 2021 Guidance Illustrative Adjusted EBITDA Growth1 This chart is for illustrative purposes and consists of estimates based on numerous assumptions made by us that are inherently uncertain and are subject to significant risks and uncertainties, which are difficult to predict and many of which are beyond our control. There can be no assurance that any of the estimates may prove to be correct. Actual results may differ materially; 2) As reported on February 24, 2021; 3) As of February 24, 2021, the Partnership expects full-year 2021 net income to be in the range of 17

Accretive Acquisitions What we said: production plant drop-downs at 7-7.5x EBITDA multiple What we did: Greenwood / Waycross Acquisitions combined at ~6.5x EBITDA multiple Balanced Capital Structure What we said: 50 / 50 equity / debt split for drop-downs, acquisitions, and major expansions What we did: $200 million equity / $150 million bond issuance for approximately $368 million combined acquisition costs for Greenwood and Waycross Acquisitions Conservative Leverage What we said: target long-term leverage ratio of 3.5x – 4.0x What we did: with the Acquisitions and associated financing activities, we expect long-term leverage ratio to be consistent with our target range Distribution Growth What we said: continue to increase distribution per unit What we did: 22 consecutive distribution increases since IPO1, 13% CAGR based on $3.00/unit in 20202 Conservative Coverage Ratio What we said: target 1.20x distribution coverage ratio, on a forward-looking, annual basis What we did: 2020 distributable cash flow (net of IDRs) covered 2019 distributions at 1.29x As of January 27, 2021, the Board declared a distribution of $0.78 per common unit for the fourth quarter of 2020; 2015-2020 CAGR utilizes $1.65 minimum quarterly distribution per unit for 2015 and $3.00 distribution per unit for 202018

HIGH CALIBER LEADERSHIP

Management and Board with Significant Industry Experience

Executive Officers

John Keppler
Chairman & CEO

Shai Even
EVP & CFO

Yana Kravtsova
EVP, Comm., Public & Environ. Affairs

Nic Lane
EVP, Human Capital

Thomas Meth
EVP, Sales & Marketing

Bill Schmidt
EVP, Corp. Dev. & GC

Royal Smith
EVP, Operations



BP
Williams
ValueAct
EPA
Buckeye
Alon
CenterPoint
BTG Pactual
GM
Google

Directors

John Bumgarner
Director (Independent)

Bill Reilly
Director (Independent)

Jeffrey W. Ubben
Director (Independent)

Gary Whitlock
Director (Independent)

Janet Wong
Director (Independent)

Ralph Alexander
Director

Jim Derryberry
Director

Chris Hunt
Director

Gerrity Lansing
Director

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Night Shift at Enviva Pellets Northampton Additional Information

$225 $200 $200 $175 $150 $125 $100 Illustrative ($ per metric ton) 3 4 Logistics 5 Ports 6 Shipping 7 ~$45 / MT Adj. Gross Margin1 7◼Long-term contracts with diversified customer base Fixed-price (with escalators), take-or-pay off-take contracts 6◼Fixed-price, USD / ton denominated shipping contracts matched to length of off-take contracts Bunker fuel costs passed through to customers Shipping costs range from ~$20 / MT (Europe) to ~$35 / MT (Japan) 5◼Vertically integrated business model provides substantial operating leverage as business grows 4◼Fixed USD / ton transportation costs from plants to port terminals by truck / rail / barge 3◼“Build and copy” approach to allow for certainty of uptime and economy of scale Includes labor, consumables, repairs and maintenance, and energy $75 $50 $25 2 Cut, Skid, Haul Stumpage Total Raw Materials in COGS Cut, Skid, Haul 1 Stumpage Production Total Costs of Goods Sold costs Given fixed asset base, productivity improvements drive substantial margin expansion opportunities 2◼~2:1 green ton to pellet ton conversion (green wood is, on average, composed of approximately 50% water, which varies seasonally. As such, on average, EVA acquires approximately two green tons to convert one pellet ton post the drying process) 1 ◼ Majority of delivered price of fiber is comprised of labor, equipment ◼ and hauling costs Fiber (“stumpage”) cost is ~10% of sales price, driven by strong fiber basket in the Southeast U.S. Adj. Gross Margin per Metric Ton defined in Appendix 21

Number one priority is to ensure the health and well-being of our employees and the communities in which we operate Enhanced plans, procedures, and measures are in place to mitigate the risk of exposure and to make our work environment as safe as possible for continued operations We operate a portfolio of nine geographically dispersed wood pellet production plants Our business supplies essential fuel to our customers under long-term, take-or-pay off-take contracts that our customers use for baseload heat and power generation Most of our current deliveries are to Europe, where they fuel grid-critical baseload for dispatchable generation facilities that provide power and heat required by their local communities. There are few substitutes or alternatives to the fuel we supply our customers In the U.S., government-issued guidance identifies biomass as one of the industries essential to the continued critical infrastructure viability, and this guidance has been followed by states where our plants and terminals are located, meaning our operations remain largely unaffected by the governmental actions taken in response to COVID-19 Although EVA’s operational and financial results have not been materially impacted by the COVID-19 pandemic, the full implications of the novel coronavirus are not yet known Plants, ports, and supply chains both domestically and internationally continue to operate uninterrupted on 24x7 basis Each of our customers is in compliance with their agreements with us, including payment terms If needed, we have contingency and business continuity plans in place that we believe would mitigate the impact of potential business disruptions 1)”COVID-19” refers to the outbreak of a novel strain of coronavirus 22

The Partnership Expects to Distribute at Least $3.17 Per Common Unit for Full-Year 20211 Targeted Distribution Coverage Ratio is at Least 1.20 Times, on a Forward-Looking Annual Basis2 23 Additional details are available as part of our earnings release as of February 24, 2021

22 Consecutive Distribution Increases Since the IPO3 See Appendix for Adjusted EBITDA, Adjusted Gross Margin per Metric Ton and Distributable Cash Flow reconciliations; Prior to any distributions paid to our general partner; As of January 27, 2021, the Board declared a distribution of $0.78 per common unit for the fourth quarter of 202024

Appendix

This presentation contains certain financial measures that are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Although they should not be considered alternatives to the GAAP presentation of the financial results of the Partnership, management views such non-GAAP measures as important to reflect the Partnership’s actual performance during the periods presented. Non-GAAP Financial Measures In addition to presenting our financial results in accordance with GAAP, we use adjusted gross margin, adjusted gross margin per metric ton, adjusted EBITDA and distributable cash flow to measure our financial performance. Adjusted Gross Margin and Adjusted Gross Margin per Metric Ton We define adjusted gross margin as gross margin excluding asset impairments and disposals, depreciation and amortization, changes in unrealized derivative instruments related to hedged items included in gross margin, non-cash unit compensation expenses, and acquisition and integration costs, adjusting for the effect of Commercial Services, and including MSA Fee Waivers. We define adjusted gross margin per metric ton as adjusted gross margin per metric ton of wood pellets sold. We believe adjusted gross margin and adjusted gross margin per metric ton are meaningful measures because they compare our revenue-generating activities to our operating costs for a view of profitability and performance on a total-dollar and a per-metric ton basis. Adjusted gross margin and adjusted gross margin per metric ton will primarily be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our wood pellet production plants and our production and distribution of wood pellets. Adjusted EBITDA We define adjusted EBITDA as net income excluding depreciation and amortization, interest expense, income tax expense (benefit), early retirement of debt obligations, non-cash unit compensation expense, asset impairments and disposals, changes in unrealized derivative instruments related to hedged items included in gross margin and other income and expense, and acquisition and integration costs, adjusting for the effect of Commercial Services, and including MSA Fee Waivers. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure. 26

Distributable Cash Flow We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash income tax expenses, and interest expense net of amortization of debt issuance costs, debt premium, original issue discounts, interest expense associated with the redemption of the $355.0 million of aggregate principal amount of 6.5% senior unsecured notes due 2021 (the “2021 Notes”), and the impact from incremental borrowings related to a fire that occurred in February 2018 at the Chesapeake terminal (the “Chesapeake Incident”) and Hurricanes Florence and Michael (the “Hurricane Events”). We use distributable cash flow as a performance metric to compare our cash-generating performance from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. We do not rely on distributable cash flow as a liquidity measure. Limitations of Non-GAAP Financial Measures Adjusted gross margin, adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted gross margin, adjusted gross margin per metric ton, adjusted EBITDA, or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. 27

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This presentation contains an estimate of the incremental adjusted EBITDA our sponsor’s wood pellet production plants and marine terminal currently under development, the Mid-Atlantic Expansions, and the Multi-Plant Expansions will generate on a run-rate basis. Presentation of estimated net income and reconciliations of estimated incremental adjusted EBITDA for potential drop-downs of any wood pellet production plant or marine terminal from our sponsor to the closest GAAP financial measure, net income, are not provided because the estimate of net income to be generated by the potential drop-downs of such wood pellet production plants or marine terminal is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of such assets is not available at this time. In addition, a presentation of estimated net income and a reconciliation of the estimated incremental adjusted EBITDA expected to be generated by the Mid-Atlantic Expansions and Multi-Plant Expansions to the closest GAAP financial measure, net income, are not provided because estimate of net income expected to be generated by the expansions is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of the expansions and depreciation are not available at this time. Our estimates of net income and / or adjusted EBITDA for such assets and project are based on numerous assumptions that are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from those estimates. For more information about such significant risks and uncertainties, please see the risk factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC. 28

NON-GAAP FINANCIAL MEASURES RECONCILIATION The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income (loss): See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our Annual Report on the 10-K and slide 26 through 27 for basis of presentation. 29

The following table provides a reconciliation of gross margin to adjusted gross margin per metric ton: See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our Annual Report on the 10-K and slide 26 through 27 for basis of presentation. 30

$MILLIONS ESTIMATED NET INCOME ADD: DEPRECIATION AND AMORT IZATION INTEREST EXPENSE INCOME TAX EXPENSES NON-CASH UNIT COMPENSAT ION EXPENSE ASSET IMPA IRMENTS AND DISPOSALS MSA FEE WAIVERS ACQU ISITION AND INTEGRATION COSTS OTHER NON-CASH EXPENSES ESTIMATED ADJUSTED EBITDA LESS: INTEREST EXPENSE NET OF A MORTIZATION OF DEBT ISSUANCE COSTS, DEBT PREMIUM,AND OR IGINAL ISSUE DISCOUNT MAINTENANCE CAP ITAL EXPEND ITURES ESTIMATED DISTRIBUTABLE CASH FLOW $42.3-62.3 89.6 58.7 0.9 11.0 5.0 19.0 1.5 2.0 $230.0 - 250.0 57.0 13.0 $160.0 - 180.0 env1va Includes expected $19.0 million ofMSA Fee Waivers associated with the acquisition of the Greenwood plant31

The following table provides a reconciliation of the estimated adjusted EBITDA to the estimated net income associated with the Greenwood and Waycross Acquisitions for the twelve months ending December 31, 2021 and 2024 (in millions): Includes expected $19.0 million of MSA Fee Waivers associated with the Greenwood Acquisition 32

Contact: Wushuang Ma +1 240-482-3856 ir@envivapartners.com